

<ARTICLE>                     5
<LEGEND>
     Legend - This schedule contains summary financial information (prepared in accordance with accounting principles generally accepted in Canada)
     extracted from the accounting records of Mitel Corporation and included in the Consolidated Statements of Income for the year ended March 27,1998 and the Consolidated Balance Sheets as at March 27, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                                     1,000
<CURRENCY>                            Canadian Dollars

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          MAR-27-1998
<PERIOD-END>                               MAR-27-1998
<EXCHANGE-RATE>                                1.41325 <F1>
<CASH>                                          52,407
<SECURITIES>                                    99,325
<RECEIVABLES>                                  275,792
<ALLOWANCES>                                     9,890
<INVENTORY>                                    162,181
<CURRENT-ASSETS>                               629,203
<PP&E>                                         831,265
<DEPRECIATION>                                 281,939
<TOTAL-ASSETS>                               1,237,753
<CURRENT-LIABILITIES>                          383,337
<BONDS>                                        379,597
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                     37,180
<COMMON>                                       157,340
<OTHER-SE>                                     240,956
<TOTAL-LIABILITY-AND-EQUITY>                 1,237,753
<SALES>                                        888,489
<TOTAL-REVENUES>                               888,489
<CGS>                                          437,279
<TOTAL-COSTS>                                  437,279
<OTHER-EXPENSES>                               326,756
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               7,672
<INCOME-PRETAX>                                122,436
<INCOME-TAX>                                    30,503
<INCOME-CONTINUING>                             91,933
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    91,933
<EPS-PRIMARY>                                     0.82 <F2>
<EPS-DILUTED>                                     0.80 <F3>

<F1>  The foreign exchange rate of 1.413248 should be used to translate the balance sheet items from Canadian Dollars (figures above) to U.S. Dollars. The twelve month moving average foreign exchange rate of 1.401448 should be used to translate the income statement items from Canadian Dollars (figures above) to U.S. Dollars.
<F2>  The figure quoted is EPS-Basic under Canadian Generally Accepted
      Accounting Principles.
<F3>  The figure quoted is EPS-Fully Diluted under Canadian Generally Accepted
      Accounting Principles.


